Exhibit 99.1

MAY 12, 2009

US GOLD ANNOUNCES PRICING OF COMMON STOCK OFFERING

TORONTO, ONTARIO (MAY 12, 2009) US GOLD CORPORATION (NYSE Amex:UXG) (TSX:UXG) (the “Company” or “US Gold”), a U.S. and Mexico focused gold and silver exploration company, announced today the pricing of its previously announced public offering of common stock pursuant to the Company’s shelf registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) and a shelf prospectus filed with certain Canadian securities regulatory authorities. The Company has agreed to increase the number of shares sold by 10 percent to 22.0 million shares at a price of US$2.00 per share. The Company has granted the underwriters a 30-day option to purchase up to 3.3 million additional shares of common stock to cover over-allotments, if any.

Proceeds to the Company from the offering, net of commissions and expenses, are expected to be approximately US$40.8 million (assuming the underwriters’ over-allotment option is not exercised). The offering is expected to close on May 19, 2009.

US Gold intends to use the majority of the net proceeds of this offering to fund its ongoing exploration in Nevada’s Cortez Trend and in Mexico, as more particularly described in the final prospectus supplement dated May 12, 2009, filed with the SEC and Canadian securities regulatory authorities.  The remaining proceeds will be used for general corporate purposes.

GMP Securities L.P. and Dahlman Rose & Company, LLC are acting as joint book-runners for the offering.

The offering is being made by way of a registration statement, which has been declared effective by the SEC, a base prospectus and a final prospectus supplement each of which has been filed with the SEC and each of the Provincial securities regulatory authorities in Canada, other than Quebec. A copy of the final prospectus supplement including the base prospectus relating to the offering may be obtained by either contacting the underwriters at the contact information below, by accessing the SEC website, www.sec.gov, or by accessing the website maintained by the Canadian securities regulatory authorities, SEDAR, at www.sedar.com.

In the United States from:

GMP Securities L.P.

Attn: New Issues Department

145 King Street West, Suite 300

Toronto, Ontario M5H 1J8

Canada

Phone: 416-943-6130

Fax: 416-943-6134

Email: ECM@gmpsecurities.com

Dahlman Rose & Company, LLC

Attn: Prospectus Dept.

142 West 57th Street

18th Floor

New York, NY 10019

Phone: 212-702-4521

Fax: 212-920-2952

Email: ECM@dahlmanrose.com

In Canada from:

GMP Securities L.P.

Attn: New Issues Department

145 King Street West, Suite 300

Toronto, Ontario M5H 1J8

Canada

Phone: 416-943-6130

Fax: 416-943-6134

Email: ECM@gmpsecurities.com

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the final prospectus supplement dated May 12, 2009, the base prospectus or the Company’s shelf registration statement. A registration statement relating to the securities has been filed with the SEC and became effective April 23, 2009. A final prospectus supplement dated May 12, 2009, relating to the offering has been filed with the SEC. An MJDS base prospectus has been filed with the securities regulatory authorities in certain provinces in Canada and a final prospectus supplement will be filed with such regulatory authorities.

Cautionary “safe harbor” statement under applicable securities laws: With the exception of historical matters, the matters discussed in this press release include forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements regarding future sales of common stock and the use of proceeds from such sales. Factors that could cause actual results to differ materially from projections or estimates include, among others, precious metals prices, economic and market conditions, as well as other factors described in our Annual Report on Form 10-K for the year ended December 31, 2008, as amended, and other filings with the SEC. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.

ABOUT US GOLD

US Gold Corporation is a Colorado incorporated gold and silver exploration company exploring next to Barrick’s large Cortez Hills deposits in northeastern Nevada and a high-grade silver and gold discovery in north-western Mexico. US Gold’s shares trade on the NYSE Amex and Toronto Stock Exchanges under the symbol UXG.

For further information contact:

Ian Ball	Mailing Address
VP, Mexico	99 George Street, 3rd Floor
Tel: (647) 258-0395	Toronto, ON M5A 2N4
Toll Free: (866) 441-0690	E-mail: info@usgold.com
Fax: (647) 258-0408